INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in Registration Statement No. 333-32165 of Avondale Industries, Inc. on Form S-8 of our report dated February 20, 1998, appearing in this Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1997.

          /s/ DELOITTE & TOUCHE LLP
          -------------------------
              DELOITTE & TOUCHE LLP

          New Orleans, Louisiana
          March 20, 1998